EXHIBIT A

                         INVESTMENT MANAGEMENT AGREEMENT


         AGREEMENT made this ____ day of ______ , 1995, by and between MIDAS FUND, INC. a Maryland corporation (the "Fund") and MIDAS MANAGEMENT CORPORATION, a Delaware corporation (the "Investment Manager").

         WHEREAS the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and proposes to offer for public sale shares of common stock that may be issued as distinct series ("Series"), each corresponding to a distinct portfolio; and

         WHEREAS the Fund desires to retain the Investment Manager to furnish certain investment advisory and portfolio management services to the Fund and any Series thereof, and the Investment Manager desires to furnish such services;

         NOW THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed between the parties hereto as follows:

         1. The Fund hereby employs the Investment Manager to manage the investment and reinvestment of the assets of the Fund and any Series thereof, including the regular furnishing of advice with respect to the Fund's or its Series' portfolio transactions subject at all times to the control and final direction of the Fund's Board of Directors, for the period and on the terms set forth in this Agreement. The Investment Manager hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth, for the compensation herein provided. The Investment Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way, or otherwise be deemed an agent of the Fund.

         2. The Fund (or each Series) assumes and shall pay all the expenses (or such Series' proportionate share of such expenses) required for the conduct of its business including, but not limited to, (a) salaries of administrative and clerical personnel; (b) brokerage commissions; (c) taxes and governmental fees;
(d) costs of insurance and fidelity bonds; (e) fees of the transfer agent, custodian, legal counsel and auditors; (f) association fees; (g) costs of preparing, printing and mailing proxy materials, reports and notices to shareholders; (h) costs of preparing, printing and mailing the prospectus and statement of additional information and supplements thereto; (i) payment of dividends and other distributions; (j) costs of stock certificates; (k) costs of

                                    EXHIBIT A

Board and shareholders meetings; (l) fees of the independent directors; (m) necessary office space rental; (n) all fees and expenses (including expenses of counsel) relating to the registration and qualification of shares of the Fund (or its Series) under applicable federal and state securities laws and maintaining such registrations and qualifications; and (o) such non-recurring expenses as may arise, including, without limitation, actions, suits or proceedings affecting the Fund (or its Series) and the legal obligation which the Fund (or its Series) may have to indemnify its officers and directors with respect thereto.

         3. The Investment Manager may, but shall not be obligated to, pay or provide for the payment of expenses which are primarily intended to result in the sale of the Fund's shares or the servicing and maintenance of shareholder accounts, including, without limitation, payments for: advertising, direct mail and promotional expenses; compensation to and expenses, including overhead and telephone and other communication expenses, of the Investment Manager and its affiliates, the Fund, and selected dealers and their affiliates who engage in or support the distribution of shares or who service shareholder accounts; fulfillment expenses including the costs of printing and distributing prospectuses, statements of additional information, and reports for other than existing shareholders; the costs of preparing, printing and distributing sales literature and advertising materials; and, internal costs incurred by the Invest ment Manager and its affiliates and allocated to efforts to distribute shares of the Fund such as office rent and equipment, employee salaries, employee bonuses and other overhead expenses. Such payments may be for the Investment Manager's own account or may be made on behalf of the Fund pursuant to a written agreement relating to a plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act.

         4. If requested by the Fund's Board of Directors, the Investment Manager may provide other services to the Fund (or its Series) such as, without limitation, the functions of billing, accounting, certain shareholder communications and services, administering state and Federal registrations, filings and controls and other administrative services. Any services so requested and performed will be for the account of the Fund (or its Series) and the costs of the Investment Manager in rendering such services shall be reimbursed by the Fund, subject to examination by those directors of the Fund who are not interested persons of the Investment Manager or any affiliate thereof.

         5. The services of the Investment Manager are not to be deemed exclusive, and the Investment Manager shall be free to render similar services to others in addition to the Fund so long as its services hereunder are not impaired thereby.

                                    EXHIBIT A


         6. The Investment Manager shall create and maintain all necessary books and records in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the investment management services performed by it hereunder and not otherwise created and maintained by another party pursuant to a written contract with the Fund. Where applicable, such records shall be maintained by the Investment Manager for the periods and in the places required by Rule 31a-2 under the 1940 Act. The books and records pertaining to the Fund which are in the possession of the Investment Manager shall be the property of the Fund. The Fund, or the Fund's authorized representatives, shall have access to such books and records at all times during the Investment Manager's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Investment Manager to the Fund or the Fund's authorized representatives.

         7. (a) As compensation for its services, with respect to the Fund (or its Series) the Investment Manager will be paid by the Fund a fee payable monthly and computed at the annual rate of 1% of the first $200 million of average daily net assets of the Fund (or its Series), .95% of such net assets over $200 million up to $400 million, .90% of such net assets over $400 million up to $600 million, .85% of such net assets over $600 million up to $800 million, .80% of such net assets over $800 million up to $1 billion, and .75% of such net assets over $1 billion. The aggregate net assets for each day shall be computed by subtracting the liabilities of the Fund (or its Series) from the value of its assets, such amount to be computed as of the calculation of the net asset value per share on each business day.

             (b) For the services provided and the expenses assumed pursuant to this Agreement with respect to any Series hereafter established, the Investment Manager will be paid by the Fund from the assets of such Series a fee in an amount to be agreed upon in a written fee agreement ("Fee Agreement") executed by the Fund on behalf of such Series and the Investment Manager. The Fee Agreements shall provide that they are subject to all terms and conditions of this Agreement.

         8. The Investment Manager shall direct portfolio transactions to broker/dealers for execution on terms and at rates which it believes, in good faith, to be reasonable in view of the overall nature and quality of services provided by a particular broker/dealer, including brokerage and research services and sales of Fund shares and shares of other investment companies or series thereof for which the Investment Manager or an affiliate thereof serves as investment adviser. The Investment Manager may also allocate portfolio transactions to broker/dealers that remit a portion of their commissions as a credit against Fund expenses. With respect to brokerage and research services, the Investment Manager may consider in the selection of broker/dealers brokerage or research provided and payment may be made of a fee higher than that charged by another broker/dealer which does not furnish brokerage or research services or which furnishes brokerage or research services deemed to be of lesser value, so long as the criteria of Section 28(e) of the Securities Exchange Act of 1934, as amended, or other applicable law are met. Although the Invest ment Manager may direct portfolio transactions without necessarily obtaining the lowest price at which such broker/dealer, or another, may be willing to do business, the Investment Manager shall seek the best value for the Fund (or its Series) on each trade that circumstances in the market place permit, including the value inherent in on-going relationships with quality brokers. To the extent any such brokerage or research services may be deemed to be additional compensation to the Investment Manager from the Fund, it is authorized by this Agreement. The Investment Manager may place Fund brokerage through an affiliate of the Investment Manager, provided that: the Fund not deal with such affiliate in any transaction in which such affiliate acts as principal; the commissions, fees or other remuneration received by such affiliate be reasonable and fair compared to the commissions, fees or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time; and such brokerage be undertaken in compliance with applicable law. The Investment Manager's fees under this Agreement shall not be reduced by reason of any commissions, fees or other remuneration received by such affiliate from the Fund.

         9. The Investment Manager shall waive all or part of its fee or reimburse the Fund (or its Series) monthly if and to the extent the aggregate operating expenses of the Fund (or its Series) exceed the most restrictive limit imposed by any state in which shares of the Fund are qualified for sale or such lesser amount as may be agreed to by the Fund's Board of Directors and the Investment Manager. In calculating the limit of operating expenses, all expenses excludable under state regulation or otherwise shall be excluded. If this Agreement is in effect for less than all of a fiscal year, any such limit will be applied proportionately.

                                   Exhibit A


         10. Subject to and in accordance with the Articles of Incorporation and By-laws of the Fund and of the Investment Manager, it is understood that directors, officers, agents and shareholders of the Fund are or may be interested in the Fund as directors, officers, shareholders or otherwise, that the Investment Manager is or may be interested in the Fund as a shareholder or otherwise and that the effect and nature of any such interests shall be governed by law and by the provisions, if any, of said Articles of Incorporation or By-laws.
         11. This Agreement shall become effective upon the date hereinabove written and, unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (a) by the Board of Directors of the Fund or by the holders of a majority of the outstanding voting securities of the Fund as defined in the 1940 Act (or with respect to any given Series by the holders of a majority of the outstanding voting securities of such Series as defined in the 1940 Act) and
(b) by a vote of a majority of the Directors of the Fund who are not parties to this Agreement, or interested persons of any such party. This Agreement may be terminated without penalty at any time either by vote of the Board of Directors of the Fund or by vote of the holders of a majority of the outstanding voting securities of the Fund (or with respect to any given Series by the holders of a majority of the outstanding voting securities of such Series) on 60 days' written notice to the Investment Manager, or by the Investment Manager on 60 days' written notice to the Fund. Termination of this Agreement with respect to any given Series shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Series. This Agreement shall immediately terminate in the event of its assignment.

         12. The Investment Manager shall not be liable to the Fund or any Series or any shareholder of the Fund for any error of judgment or mistake of law or for any loss suffered by the Fund or any Series or the Fund's shareholders in connection with the matters to which this Agreement relates, but nothing herein contained shall be construed to protect the Investment Manager against any liability to the Fund or any Series or the Fund's shareholders by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of obligations and duties under this Agreement.

         13. As used in this Agreement, the terms "interested person," "assignment," and "majority of the outstanding voting securities" shall have the meanings provided therefor in the 1940 Act, and the rules and regulations thereunder.

         14. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written. If any provision of this Agreement shall be held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         15. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated thereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.



MIDAS FUND, INC.



By:____________________________



MIDAS MANAGEMENT CORPORATION



By:____________________________

                                    EXHIBIT B


                              SUBADVISORY AGREEMENT


         AGREEMENT made this 15th day of May, 1995, by and between MIDAS MANAGEMENT CORPORATION, a Delaware corporation (the "Investment Manager") and LION RESOURCE MANAGEMENT LIMITED, an English corporation (the "Subadviser").

         WHEREAS the Investment Manager intends to enter into an investment management agreement (the "Management Agreement") with MIDAS FUND, INC. (the "Fund") pursuant to which the Investment Manager will furnish the Fund with investment management and other services; and

         WHEREAS the Management Agreement provides that the Investment Manager may, at its own expense, contract for research and other services as it deems necessary or desirable to fulfill such obligations; and

         WHEREAS, the Subadviser is registered under the Investment Advisers Act of 1940; and

         WHEREAS, the Investment Manager desires to retain the Subadviser to provide subadvisory and research services in connection with the Fund and the Subadviser is willing to provide such services;

         NOW THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed between the parties hereto as follows:

1. _______ The Investment Manager will manage the investment and reinvestment of the assets of Fund including the regular furnishing of advice with respect to the Fund's portfolio transactions subject at all times to the control and final direction of the Board of Directors of the Fund, for the period and on the terms set forth in its Management Agreement with the Fund. The Investment Manager retains responsibility for selecting brokers, monitoring trade executions, communicating instructions to the Fund's custodian and other Fund agents, and all other functions pertaining to the management of the Fund.

2. The Subadviser will make itself available to advise and consult with the Investment Manager regarding the selection, clearing, and safekeeping of the Fund's portfolio investments and assist in pricing and generally monitoring such investments. The

                                    EXHIBIT B

Subadviser will provide the Investment Manager with advice as to allocation of the Fund's portfolio assets among (1) various countries, including the United States and (2) equities, bullion, and/or other types of investments, and within each such allocation of country and/or type of investment, recommendations of specific investments. The Subadviser agrees to permit the use of its name and the names of its personnel and other information about the Subadviser in the marketing and other literature in connection with the Fund.

3. _______ In consideration of the Subadviser's services, the Investment Manager, and not the Fund, shall pay to the Subadviser a percentage of the Investment Manager's Net Fees. "Net Fees" are hereby defined as the actual amounts received by the Investment Manager as compensation pursuant to paragraph 7(a) of the Management Agreement less reimbursements, if any, pursuant to the guaranty set forth in paragraph 9 of the Management Agreement and waivers of such compensation by the Investment Manager. The amount of the percentage and the timing of the payment shall be determined by the schedule and accompanying definitions set forth in Appendix A hereto.

4. The Subadviser will pay all expenses incurred by it in connection with this Subadvisory Agreement.

5. _______ The services of the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others in addition to the Investment Manager and the Fund so long as its services hereunder are not impaired thereby. The Subadviser shall not render, however, similar services to any U.S. registered investment company either directly or indirectly as an adviser, subadviser, or otherwise, other than to the Fund and other investment companies for which the Investment Manager or its affiliates provide investment management services. The Subadviser may render similar services to certain private specialist portfolios, as determined by the Investment Manager and the Subadviser from time to time.

6. _______ This Subadvisory Agreement shall become effective upon approval by the directors and shareholders of the Fund as required by the Investment Company Act of 1940 (the "1940 Act"). Thereafter, if not terminated, this Subadvisory Agreement shall continue from year to year if approved annually by (a) the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund as defined in the 1940 Act and (b) by a vote of a majority of the Directors of the Fund who are not parties to the Subadvisory Agreement, or interested persons of any such party. This Subadvisory Agreement may be terminated without penalty at any time either by vote of the Board of Directors of the Fund or by vote of the holders of a majority of the outstanding

                                    EXHIBIT B

voting securities of the Fund on 60 days' written notice to the Investment Manager and the Subadviser, or by the Investment Manager or the Subadviser on 60 days' written notice to the Fund. In the event of termination upon notice as herein described, the Investment Manager and the Subadviser agree that, subject to the provisions of the 1940 Act, no party hereto will be entitled to or seek indemnification or compensation from the other party for expenses incurred in connection with marketing efforts performed during the term of this Agreement. This Subadvisory Agreement shall immediately terminate in the event of its assignment or upon the termination of the Management Agreement.

7. _______ The Subadviser shall not be liable to the Fund or any shareholder of the Fund for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Subadvisory Agreement relates, but nothing herein contained shall be construed to protect the Subadviser against any liability to the Fund by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of obligations and duties under this Subadvisory Agreement.

8. _______ Subject to and in accordance with the Articles of Incorporation and Bylaws of the Fund, the Investment Manager, and the Subadviser, it is understood that directors, officers, agents and shareholders of the Fund, the Investment Manager, or Subadviser are or may be interested in the Fund, the Investment Manager, or the Subadviser as directors, officers, shareholders or otherwise, that the Investment Manager or the Subadviser is or may be interested in the Fund or the Investment Manager or the Subadviser as a shareholder or otherwise and that the effect and nature of any such interests shall be governed by law and by the provisions, if any, of said Articles of Incorporation or Bylaws.

9. _______ All notices hereunder shall be in writing and shall be delivered in person or sent by facsimile transmission that is confirmed by regular, registered, or certified mail to the following address for the respective parties:

MIDAS MANAGEMENT CORPORATION
11 Hanover Square
New York, NY 10005
Fax: (212) 785-0400

LION RESOURCE MANAGEMENT LIMITED
7 - 8 Kendrick Mews
London, U.K. SW7 3HG
Fax 01-144-71-591-0535

                                    EXHIBIT B

Notice  shall be deemed  given,  five days after  depositing  in a post  office,
postage  prepaid  and  if  sent  by  facsimile   transmission  five  days  after
confirmation has been mailed.

10. ______ As used in this Subadvisory Agreement, the terms "interested person," "assignment," and "vote of a majority of the outstanding voting securities" shall have the meaning provided therefor in the 1940 Act, as from time to time amended.

         IN WITNESS WHEREOF, the parties hereto have executed this Subadvisory Agreement on the day and year first above written.



                                    MIDAS MANAGEMENT CORPORATION




                                    By:_______________________





                                    LION RESOURCE MANAGEMENT LIMITED




                                    By:_______________________

                                    EXHIBIT B

                                                    APPENDIX A

                                                 MIDAS FUND, INC.
                                                  Subadvisory Fee
                                             As a percent of Net Fees

         The Investment Manager shall pay to the Subadviser within 30 days of each Performance Determination Date, as defined in paragraph A below, a percentage of the Net Fees, as defined in paragraph 3 of this Subadvisory
Agreement, earned since the later of the effective date of this Subadvisory Agreement or the prior Performance Determination Date, as defined in paragraph A below. The amount of the percentage shall be determined by reference to the grid set forth below.


                              RELATIVE PERFORMANCE

TOTAL NET             More than 50           Within 50      More than 50
ASSETS                basis points         basis points     basis points
                    better than BTR           of BTR          below BTR
<=$15,000,000             30%                   20%              10%
>$15,000,000 and          40%                   30%              20%
<=$50,000,000
>$50,000,000              50%                   40%              30%

A. "Relative Performance" shall be determined from comparing the total return performance of the Fund and the total return performance of the "Benchmark Performance" of the objective category of "precious metals" funds ("BTR") as determined by Morningstar, Inc., or, if unavailable, other similar service acceptable to the parties and the Fund. The Relative Performance shall be determined as of the last calendar day of each month ("Performance Determination Date") and shall measure the Relative Performance for the most recent 12 month period ("Measurement Period"), except that for the first 12 months of this Subadvisory Agreement, Relative Performance shall be based upon annualized returns, the first three Performance Determination Dates shall be the next three calendar quarter ends after the effective date of this Subadvisory Agreement, and the Measurement Periods shall be the most recent three months and the fourth Performance Determination Date shall be the next calendar quarter end and the Measurement Period shall be the most recent twelve months.

B. "Total Net Assets" shall be the total net assets of the Fund as of the Performance Determination Date.

                                    EXHIBIT C




                AGREEMENT AND PLAN OF CONVERSION AND LIQUIDATION

         This AGREEMENT AND PLAN OF CONVERSION AND LIQUIDATION ("Agreement") is made this 30th day of June, 1995, by and between Excel Midas Gold Shares, Inc. ("Midas Gold"), a corporation organized under the laws of the State of Minnesota, and Midas Fund, Inc. ("Midas Fund"), a corporation organized under the laws of the State of Maryland (each a "Fund" and collectively "Funds").

         WHEREAS, Midas Gold is a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, Midas Gold was organized pursuant to Articles of Incorporation dated April 15, 1985, and presently is authorized to issue 100,000,000 shares of common stock, $.01 par value ("Midas Gold Shares"); and

         WHEREAS, Midas Fund was organized pursuant to Articles of Incorporation dated June 1, 1995, and presently is authorized to issue 1,000,000,000 shares of common stock, $.01 par value ("Midas Fund Shares"); and

         WHEREAS, Midas Gold desires to change its place of organization from Minnesota to Maryland (by converting from a Minnesota corporation to a Maryland corporation) through a reorganization within the meaning of section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended ("Code"); and

         WHEREAS, Midas Gold desires to accomplish such change by transferring all of its assets to Midas Fund (which was established solely for the purpose of acquiring such assets and continuing Midas Gold's business) in consideration for the assumption by Midas Fund of all of Midas Gold's liabilities and the issuance to Midas Gold of Midas Fund Shares, which shares Midas Gold will thereupon distribute pro rata to its shareholders in complete liquidation, all in accordance with the procedures and subject to the terms and conditions set forth in this Agreement (which is intended to be, and is adopted as, a "plan of reorganization" for federal income tax purposes) (all such transactions being herein referred to as the "Reorganization").

         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  herein
contained, the parties agree as follows:

         1. Plan of Conversion and Liquidation. (a) Midas Gold will convey, transfer and deliver to Midas Fund at the Closing (as defined in Section 2 hereof) all of its then existing assets. In consideration therefor, Midas Fund shall at the Closing (i) assume all of Midas Gold's liabilities and obligations, whether absolute, accrued, contingent or otherwise, and including all fees and expenses in connection with the transactions contemplated hereby, including, without limitation, costs of legal advice, accounting, printing, mailing, proxy solicitation and transfer taxes, if any, and (ii) deliver to Midas Gold full and fractional Midas Fund Shares, equal in number to the number of full and fractional Midas Gold Shares then outstanding.

         (b) Upon consummation of the transactions described in paragraph (a) of this Section 1, the Midas Fund Share acquired by Midas Gold pursuant to Section 4 (e) hereof shall be redeemed by Midas Fund for $1.00 and Midas Gold will distribute in complete liquidation, pro rata to its shareholders of record as of the Closing Date, the Midas Fund Shares received by Midas Gold pursuant to paragraph (a) of this Section 1. Such distribution will be accomplished by the establishment of an open account on the share records of Midas Fund in the name of each such shareholder representing the respective pro rata number of Midas Fund Shares due such shareholder. Fractional Midas Fund Shares will be rounded to the third decimal place. Certificates representing Midas Fund Shares may

                                    EXHIBIT C

or  may  not  be  issued  as   determined   by  the  directors  of  Midas  Fund.
Simultaneously with such crediting of Midas Fund Shares to such Midas Gold shareholders, their Midas Gold Shares shall be canceled.

         (c) As soon as practicable after the foregoing transactions, Midas Gold shall file Articles of Dissolution for record with the State of Minnesota and shall take, in accordance with the laws of the State of Minnesota, all other steps as shall be necessary and proper to liquidate and terminate its legal existence.

         2. Closing and Closing Date. The transfer of Midas Gold's assets in exchange for Midas Fund Shares and Midas Fund's assumption of Midas Gold's liabilities, as described above, together with related acts necessary to consummate such transactions ("Closing"), shall take place beginning at 10:00 a.m., local time, on August 25, 1995 ("Closing Date"), at the offices of Kirkpatrick & Lockhart LLP, 1800 M Street, N.W., South Lobby - 9th Floor, Washington, D.C. or such other time, date or place as the Funds may mutually agree.

         3. Representations and Warranties. Midas Gold represents and warrants as follows:

                  (a) ______ Midas Gold is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and a copy of its Articles of Incorporation is on file with the State of Minnesota;

                  (b) Midas Gold is duly registered as an open-end management investment company under the 1940 Act, and such registration is in full force and effect;

                  (c) ______ Midas Gold qualified for treatment as a regulated investment company under Subchapter M of the Code ("RIC") for each past taxable year since it commenced operations and will continue to meet all requirements for such qualification for its current taxable year; and it has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;

                  (d) No consideration other than Midas Fund Shares will be issued in exchange for Midas Gold Shares in the Reorganization;

                  (e) The liabilities of Midas Gold to be assumed by Midas Fund were incurred by Midas Gold in the ordinary course of business;

                  (f) ______ Midas Gold is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of section 368(a)(3)(A) of the Code;

                  (g) ______ Not more than 25% of the value of Midas Gold's total assets (excluding cash and cash items (including receivables) and U.S. government securities) is invested in the stock or securities of any one issuer, and not more than 50% of the value thereof is invested in the stock or securities of five or fewer issuers;

                  (h) Midas Fund Shares are not being acquired for the purposes of making any distribution thereof, other than in accordance with the terms of this Agreement; and

                  (i)  Midas   Gold  will  be   liquidated   immediately   after
         consummation of the Reorganization.

Midas Fund represents and warrants as follows:

                  (a) ______ Midas Fund is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and its Articles of Incorporation are on file with the Department of Assessments and Taxation of the State of Maryland;

                                    EXHIBIT C

                  (b) ______ Midas Fund will be duly registered as an open-end management investment company under the 1940 Act on or before the Closing Date, and such registration will be in full force and effect on the Closing Date;

                  (c) Midas Fund has not commenced operations and will not commence operations until after the Closing;

                  (d) Midas Fund will meet all the requirements to qualify for treatment as a RIC for its current taxable year;

                  (e) ______ Prior to the Closing Date, there will be no issued and outstanding Midas Fund Shares or any other securities issued by Midas Fund, except as provided for in Section 4(e);

                  (f) ______ Midas Fund does not have a plan or intention to issue additional Midas Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as an open-end investment company; nor does Midas Fund have any plan or intention to redeem or otherwise reacquire any Midas Fund Shares issued pursuant to the Reorganization, other than through redemptions arising in the ordinary course of such business;

                  (g) ______ Midas Fund will actively continue the business of Midas Gold in substantially the same manner that Midas Gold conducted it immediately before the Reorganization; and Midas Fund has no plan or intention to sell or otherwise dispose of any of the assets to be acquired by it in the Reorganization, except for dispositions (i) made in the ordinary course of its business and (ii) necessary to maintain its status as a RIC;

                  (h) ______ There is no plan or intention for Midas Fund to be dissolved or merged into another corporation or business trust or "fund" thereof (within the meaning of section 851(h)(2) of the Code) following the Reorganization; and

                  (i) ______ Immediately after the Reorganization, (i) not more than 25% of the value of Midas Fund's total assets (excluding cash and cash items (including receivables) and U.S. Government securities) will be invested in the stock or securities of any one issuer, and (ii) not more than 50% of the value thereof will be invested in the stock or securities of five or fewer issuers.

Each Fund represents and warrants as follows:

                  (a) ______ The fair market value of the Midas Fund Shares, when received by Midas Gold's shareholders, will be equal to the fair market value of their Midas Gold Shares constructively surrendered in exchange therefor;

                  (b) ______ Its management (i) is unaware of any plan or intention of Midas Gold shareholders to redeem or otherwise dispose of any portion of the Midas Fund Shares to be received by those shareholders in the Reorganization and (ii) does not anticipate dispositions at the time of or soon after the Reorganization to exceed the usual rate and frequency of redemptions of shares of Midas Gold as an open-end investment company. Consequently, its management expects that the percentage of Midas Gold shareholder interests, if any, that will be redeemed as a result of or at the time of the Reorganization will be de minimis. Nor does its management anticipate that there will be extraordinary sales of Midas Fund Shares immediately following the Reorganization that would cause the percentage of new shareholders' interests in Midas Fund to exceed 50% of the total shareholdings in Midas Fund;

                  (c) ______ Immediately following consummation of the Reorganization, Midas Gold shareholders will own all the Midas Fund Shares and will own such shares solely by reason of their ownership of Midas Gold Shares immediately prior to the Reorganization;

                  (d) Each Midas Gold shareholder will pay his or her own expenses, if any, incurred in connection with the Reorganization;

                  (e) ______ Immediately following consummation of the Reorganization, Midas Fund will hold the same assets and be subject to the same liabilities that Midas Gold held or was subject to immediately prior thereto, plus any liabilities and expenses of the parties incurred in connection with the Reorganization;

                  (f) ______ The fair market value on a going-concern basis of the assets to be transferred by Midas Gold to Midas Fund will equal or exceed Midas Gold's liabilities to be assumed by Midas Fund plus any liabilities to which the transferred assets are subject; and

                  (g) There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount.

         4. Conditions Precedent. The obligations of each Fund to effectuate the transactions contemplated hereby shall be subject to (i) performance by the other party of all the obligations to be performed by the other party hereunder on or before the Closing Date, (ii) all representations and warranties of the other party contained in this Agreement being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, and (iii) the further conditions that on or before the Closing Date:

                  (a) ______ All necessary filings shall have been made with the Securities and Exchange Commission ("Commission") and state securities commissions, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated by this Agreement.

                  (b) ______ One or more post-effective amendments to Midas Gold's registration statement on Form N-1A ("Registration Statement") under the Securities Act of 1933, as amended, and the 1940 Act containing (i) such amendments to the Registration Statement as are determined by the directors of each Fund to be necessary and appropriate as a result of this Agreement and (ii) the adoption by Midas Fund, as its own, of the Registration Statement, as so amended, shall have been filed with the Commission, and such post-effective amendment or amendments to the Registration Statement shall have become effective.

                  (c) ______ Each party shall have received an opinion from Kirkpatrick & Lockhart LLP to the effect that for federal income tax purposes: (i) no gain or loss will be recognized to Midas Gold on the transfer of its assets to Midas Fund in exchange solely for Midas Fund Shares and the assumption by Midas Fund of Midas Gold's liabilities or on the distribution of those shares to its shareholders in constructive exchange for their Midas Gold Shares; (ii) no gain or loss will be recognized to Midas Fund on its receipt of such assets in exchange for the Midas Fund Shares and its assumption of such liabilities; (iii) the basis of such assets in the hands of Midas Fund will be the same as the basis of such assets in the hands of Midas Gold immediately before the Reorganization; (iv) Midas Fund's holding period for such assets will include the period during which such assets were held by Midas Gold; (v) no gain or loss will be recognized to the shareholders of Midas Gold on the constructive transfer of their Midas Gold Shares solely in exchange for the Midas Fund Shares; (vi) the basis of the Midas Fund Shares received by a shareholder of Midas Gold will be the same as the adjusted basis of that shareholder's Midas Gold Shares constructively surrendered in exchange therefor; and (vii) the holding period of the Midas Fund
         Shares received by a shareholder of Midas Gold will include that shareholder's holding period for the Midas Gold Shares constructively surrendered in exchange therefor, provided such Midas Gold Shares were held as capital assets on the date of the Reorganization; and as to such other matters as it may reasonably request.

                  (d) ______ Midas Gold shall have prepared a proxy statement in compliance with the Securities Exchange Act of 1934 and the 1940 Act in connection with a meeting of its shareholders for the purpose, inter alia, of voting on the Reorganization and this Agreement; and the Reorganization and this Agreement shall have been adopted and approved by the affirmative vote of the holders of the requisite number of the outstanding Midas Gold Shares entitled to vote thereon as required by law at the time such vote is taken.

                  (e) ______ Prior to the Closing, the directors of Midas Fund shall have authorized the issuance of, and Midas Fund shall have issued, one Midas Fund Share to Midas Gold in consideration of the payment of $1.00 for the purpose of enabling Midas Gold to vote on the matters referred to in paragraphs (f), (g) and (h) of this Section 4.

                  (f) ______ Midas Fund shall have entered into an Investment Management Agreement with Midas Management Corporation ("MMC"), a Distribution Agreement with Bull & Bear Service Center, Inc. ("BBSC"), a Shareholder Administrative Services Agreement with BBSC, a Plan of Distribution, a Transfer Agency Agreement and an Agency Agreement with DST Systems, Inc. and a Custodian Agreement and a Service and Agency Agreement with Investors Bank & Trust Company and shall have approved a Sub-Advisory Agreement between MMC and Lion Resource Management Limited. Each such agreement shall have been approved by the directors of Midas Fund and, to the extent required by law, by the directors of Midas Fund who are not "interested persons" of Midas Fund as defined in the 1940 Act, and by Midas Gold as the sole shareholder of Midas Fund.

                  (g) ______ The directors of Midas Fund who are not "interested persons" of Midas Fund, as defined in the 1940 Act, shall have selected Tait, Weller & Baker as independent public accountants for Midas Fund, and such selection shall have been ratified by Midas Gold as the sole shareholder of Midas Fund.

                  (h) Midas Gold as the sole shareholder of Midas Fund shall have elected the directors of Midas Fund.

At any time prior to the Closing, any of the foregoing conditions except 4 (d) may be waived by the directors of each Fund if, in their judgment, such waiver will not have a material adverse effect on the interests of the shareholders of Midas Gold.

         5. Amendment. This Agreement may be amended at any time by action of the directors of each Fund notwithstanding approval thereof by the shareholders of Midas Gold, provided that no amendment shall have a material adverse effect on the interests of such shareholders.

         6. Termination. The directors of each Fund may terminate this Agreement and abandon the Reorganization, notwithstanding approval thereof by the shareholders of Midas Gold, at any time prior to the Closing, if circumstances should develop that, in their judgment, make proceeding with the Agreement inadvisable.

         7. Governing Law. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Maryland; provided that, in the case of any conflict between the 1940 Act and Maryland laws, the 1940 Act shall govern.

         IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Conversion and Liquidation to be executed and delivered by their duly authorized officers as of the day and year first written above.

Attest:                                  EXCEL MIDAS GOLD SHARES, INC.


_____________________________            By:_____________________________

                                         Title:___________________________


Attest:                                  MIDAS FUND, INC.


______________________________           By:_____________________________

                                         Title:___________________________

                                    EXHIBIT D

                              PLAN OF DISTRIBUTION


         WHEREAS MIDAS FUND, INC. (the "Fund") is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company, and proposes to offer for public sale shares of common stock; and

         WHEREAS the Fund has entered into a Distribution Agreement ("Agreement") with Bull & Bear Service Center, Inc. (the "Distributor") pursuant to which the Distributor has agreed to serve as the principal distributor for the Fund;

         NOW, THEREFORE, the Fund hereby adopts this plan of distri bution ("Plan") with respect to the Fund in accordance with Rule 12b-1 under the Act.

         1. _______ As Distributor for the Fund, the Distributor may spend such amounts as it deems appropriate on any activities or expenses primarily intended to result in the sale of the Fund's shares or the servicing and maintenance of shareholder accounts, including, but not limited to: advertising, direct mail, and promotional expenses; compensation to the Distributor and its employees; compensation to and expenses, including overhead and telephone and other communication expenses, of the Distributor, the Investment Manager, the Fund, and selected broker/dealers and their affiliates who engage in or support the distribution of shares or who service shareholder accounts; fulfillment expenses, including the costs of printing and distributing prospectuses, statements of additional information, and reports for other than existing shareholders; the costs of preparing, printing and distributing sales literature and advertising materials; and internal costs incurred by the Distributor and allocated by the Distributor to its efforts to distribute shares of the Fund or service shareholder accounts such as office rent and equipment, employee salaries, employee bonuses and other overhead expenses.

         2. _______ A. _______ The Fund is authorized to pay to the Distributor, as compensation for the Distributor's distribution and service activities as defined in paragraph 13 hereof with respect to its shareholders, a fee at the rate of 0.25% on an annualized basis of its average daily net assets. All or a portion of such fee may be designated by the Fund's board of directors ("Board") as a fee for service activities or as a fee for distribution activities. Such fee shall be calculated and accrued daily and paid monthly or at such other intervals as the Board shall determine.

                  B. The Fund may pay fees to the Distributor at a lesser rate than the fees specified in paragraph 2A of this Plan as mutually agreed to by the Board and the Distributor.

                                    EXHIBIT D

         3. This Plan shall not take effect until it has been approved by:

                  A. the vote of at least a majority of the outstanding voting securities of the Fund and

                  B. _______ the vote cast in person at a meeting called for the purpose of voting on this Plan of a majority of both (i) those directors of the Fund who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of this Plan or any agreement related to it (the "Plan Directors"), and (ii) all of the directors then in office.

         4. _______ This Plan shall continue in effect for one year from its execution or adoption and thereafter for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 3B.

         5. _______ The Distributor shall provide to the Board and the Board shall review, at least quarterly, a written report of the amounts expended under this Plan and the purposes for which such expenditures were made. A reasonable allocation of overhead and other expenses of the Distributor related to its distribution activities and service activities, including telephone and other communication expenses, may be included in the information regarding amounts expended for such activities.

         6. _______ This Plan may not be amended to increase materially the amount of fees provided for in paragraphs 2A and 2B hereof unless such amendment is approved by a vote of a majority of the outstanding voting securities of the Fund, and no material amendment to this Plan shall be made unless approved by the Board and the Plan Directors in the manner provided for approval of this Plan in paragraph 3B.

         7. _______ The amount of the fees payable by the Fund to the Distributor under paragraphs 2A and 2B hereof is not related directly to expenses incurred by the Distributor on behalf of the Fund in serving as distributor, and paragraph 2 hereof does not obligate the Fund to reimburse the Distributor for such expenses. The fees set forth in paragraphs 2A and 2B hereof will be paid by the Fund to the Distributor unless and until this Plan is terminated or not renewed. If this Plan is terminated or not renewed, any expenses incurred by the Distributor on behalf of the Fund in excess of payments of the fees specified in paragraphs 2A and 2B hereof which the Distributor has received or accrued through the termination date are the sole responsibility and liability of the Distributor, and are not obligations of the Fund.

         8. _______ Any other agreements related to this Plan shall not take effect until approved in the manner provided for approval of this Plan in paragraph 3B.

         9. The Distributor shall use its best efforts in rendering services to the Fund hereunder, but in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its obligations and duties

                                    EXHIBIT D

hereunder, the Distributor shall not be liable to the Fund, the Fund or to any shareholder of the Fund for any act or failure to act by the Distributor or any affiliated person of the Distributor or for any loss sustained by the Fund, the Fund or the Fund's shareholders.

         10. This Plan may be terminated at any time by vote of a majority of the Plan Directors, or by vote of a majority of the outstanding voting securities of the Fund.

         11. ______ While this Plan is in effect, the selection and nomina tion of directors who are not interested persons of the Fund shall be committed to the discretion of the directors who are not interested persons.

         12. ______ The Fund shall preserve copies of this Plan and any other agreements related to this Plan and all reports made pursuant to paragraph 5 hereof, for a period of not less than six years from the date of this Plan, or the date of any such agreement or of any such report, as the case may be, the first two years in an easily accessible place.

         13. ______ For purposes of this Plan, "distribution activities" shall mean any activities in connection with the Distributor's performance of its services under this Plan or the Agreement that are not deemed "service activities." "Service activities" shall mean activities covered by the definition of "service fee" contained in amendments to Section 26(b) of the National Association of Securities Dealers, Inc.'s Rules of Fair Practice.

         14. As used in this Plan, the terms: "majority of the out standing voting securities" and "interested person" shall have the same meaning as those terms have in the 1940 Act.

         IN WITNESS WHEREOF, the Fund has executed this Plan on the day and year set forth below in the City and State of New York.


DATE:


ATTEST:                                        MIDAS FUND, INC.


_____________________________                  By:______________________